Custom Truck One Source to Participate in the Stifel 2022 Cross Sector Insight Conference
KANSAS CITY, Mo., June 2, 2022 /PRNewswire/ – Custom Truck One Source, Inc. (“Custom Truck One Source” or the “Company”) (NYSE: CTOS) today announced that President and Chief Operating Officer, Ryan McMonagle, and Interim Chief Financial Officer, Todd Barrett, will participate in a fireside chat and host private investor meetings at the Stifel 2022 Cross Sector Insight Conference on Wednesday, June 8, 2022. The fireside chat is scheduled to begin at 4:45 p.m. EDT.
A live webcast of the fireside chat will be available through the Company’s Investor Relations website at investors.customtruck.com. A replay will be archived and available for 30 days following the conference on the same website.
ABOUT CUSTOM ONE TRUCK ONE SOURCE
Custom Truck One Source is a leading provider of specialized truck and heavy equipment solutions to the utility, telecommunications, rail and infrastructure markets in North America. The Company’s solutions include rentals, sales, aftermarket parts, tools, accessories and service, equipment production, manufacturing, financing solutions, and asset disposal. With vast equipment breadth, the Company’s team of experts service its customers across an integrated network of locations across North America. For more information, please visit customtruck.com.
INVESTOR CONTACT
Brian Perman, Vice President, Investor Relations
844-403-6138
investors@customtruck.com